EXHIBIT 21.1

Subsidiaries of the Registrant

The following are the subsidiaries of Twin Hospitality Group Inc., a Delaware corporation, as of December 29, 2024. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the list omits (i) certain subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary, and (ii) consolidated subsidiaries that are wholly-owned and carrying on the same line of business (franchising, ownership and operation of restaurants). The number in parentheses following the name of certain subsidiaries indicates the number of wholly-owned multiple subsidiaries of the parent subsidiary which carry on the same line of business as the parent subsidiary. All of the omitted subsidiaries operate in the United States.

1.Twin Peaks I, LLC, a Delaware limited liability company
2.Twin Peaks Buyer, LLC, a Delaware limited liability company
3.Twin Restaurant Holding, LLC, a Delaware limited liability company
4.Twin Restaurant RE, LLC, a Texas limited liability company
5.Twin Restaurant Sarasota RE, LLC, a Delaware limited liability company
6.Twin Restaurant McKinney RE, LLC, a Delaware limited liability company
7.Twin Restaurant Terrell RE, LLC, a Delaware limited liability company
8.Twin Restaurant Live Oak RE, LLC, A Texas limited liability company
9.Twin Restaurant IP, LLC, a Delaware limited liability company
10.Twin Restaurant Development, LLC, a Texas limited liability company
11.Twin Restaurant Investment Company, LLC, a Texas limited liability company
12.Twin Restaurant N Irving, LLC, a Texas limited liability company
13.Twin Restaurant N Irving Beverage Holding, LLC, a Texas limited liability company
14.Twin Restaurant San Antonio, LLC, a Texas limited liability company
15.Twin Restaurant San Antonio Beverage Holding, LLC, a Texas limited liability company
16.Twin Restaurant Western Center, LLC, a Texas limited liability company
17.Twin Restaurant Western Center Beverage Holding, LLC, a Texas limited liability company
18.Twin Restaurant Odessa, LLC, a Texas limited liability company
19.Twin Restaurant Odessa Beverage Holding, LLC, a Texas limited liability company
20.Twin Restaurant Denver, LLC, a Texas limited liability company
21.Twin Restaurant Centennial, LLC, a Colorado limited liability company
22.Twin Restaurant Denver, a Colorado limited liability company
23.Twin Restaurant Broomfield, LLC, a Colorado limited liability company
24.Twin Restaurant Viva Las Vegas, LLC, a Texas limited liability company
25.Twin Restaurant LV-1, LLC, a Nevada limited liability company
26.Twin Restaurant Investment Company II, LLC, a Texas limited liability company
27.Twin Restaurant El Paso, LLC, a Texas limited liability company
28.Twin Restaurant El Paso Beverage Holding, LLC, a Texas limited liability company
29.Twin Restaurant Westover, LLC, a Texas limited liability company
30.Twin Restaurant Westover Beverage Holding, LLC, a Texas limited liability company
31.Twin Restaurant Sunland Park, LLC, a Texas limited liability company
32.Twin Restaurant Sunland Park Beverage Holding, LLC, a Texas limited liability company
33.Twin Restaurant Park North, LLC, a Texas limited liability company
34.Twin Restaurant Park North Management, LLC, a Texas limited liability company
35.Twin Restaurant Park North Beverage Holding, LLC, a Texas limited liability company
36.Twin Restaurant S Fort Worth, LLC, a Texas limited liability company
37.Twin Restaurant S Fort Worth Beverage Holding, LLC, a Texas limited liability company
38.Twin Restaurant Warrenville, LLC, an Illinois limited liability company
39.Twin Restaurant LV-2, LLC, a Nevada limited liability company
40.Twin Restaurant Little Rock, LLC, an Arkansas limited liability company
41.Twin Restaurant Oakbrook, LLC, an Illinois limited liability company
42.Twin Restaurant New Mexico, LLC, a Delaware limited liability company
43.Twin Restaurant Franchise, LLC, a Delaware limited liability company
44.Twin Restaurant International Franchise, LLC, a Texas limited liability company
45.TP Franchise Venture I, LLC, a Delaware limited liability company

46.TP Texas Beverages, LLC, a Texas limited liability company
47.TP Franchise Austin, LLC, a Texas limited liability company
48.TP Franchise Round Rock, LLC, a Delaware limited liability company
49.Twin Restaurant, LLC, a Delaware limited liability company
50.Twin Restaurant FL Payroll, LLC, a Delaware limited liability company
51.Twin Restaurant Terrell, LLC, a Delaware limited liability company
52.Twin Restaurant Terrell, Beverage Holding LLC, a Delaware limited liability company
53.Twin Restaurant McKinney, LLC, a Delaware limited liability company
54.Twin Restaurant McKinney Beverage Holding, LLC, a Delaware limited liability company
55.Twin Restaurant Beverage Holding, LLC, a Delaware limited liability company
56.Twin Restaurant Beverage - Texas, LLC, a Texas limited liability company
57.Twin Restaurant Lewisville, LLC, a Texas limited liability company
58.Twin Restaurant San Marcos, LLC, a Texas limited liability company
59.Twin Restaurant San Marcos Management, LLC, a Texas limited liability company
60.Twin Restaurant San Marcos Beverage Holding, LLC, a Texas limited liability company
61.Twin Restaurant Frisco, LLC, a Texas limited liability company
62.Twin Restaurant Midland, LLC, a Texas limited liability company
63.Twin Restaurant Midland, LLC, a Texas limited liability company
64.Twin Restaurant Live Oak, LLC, a Texas limited liability company
65.Twin Restaurant Live Oak Management, LLC, a Texas limited liability company
66.Twin Restaurant Live Oak Beverage Holding, LLC, a Texas limited liability company
67.Twin Restaurant San Angelo, LLC, a Texas limited liability company
68.Twin Restaurant San Angelo Management, LLC, a Texas limited liability company
69.Twin Restaurant San Angelo Beverage Holding, LLC, a Texas limited liability company
70.Twin Restaurant Amarillo, LLC, a Texas limited liability company
71.Twin Restaurant Amarillo Management, LLC, a Texas limited liability company
72.Twin Restaurant Amarillo Beverage Holding, LLC, a Texas limited liability company
73.Twin Restaurant Burleson, LLC, a Texas limited liability company
74.Twin Restaurant Burleson Management, LLC, a Texas limited liability company
75.Twin Restaurant Burleson Beverage Holding, LLC, a Texas limited liability company
76.Twin Restaurant Grand Prairie, LLC, a Texas limited liability company
77.Twin Restaurant Grand Prairie Management, LLC, a Texas limited liability company
78.Twin Restaurant Grand Prairie Beverage Holding, LLC, a Texas limited liability company
79.Twin Restaurant Lakeland, LLC, a Delaware limited liability company
80.Twin Restaurant Brandon, LLC, a Delaware limited liability company
81.Twin Restaurant Sarasota, LLC, a Delaware limited liability company
82.Twin Restaurant Northlake, LLC, a Texas limited liability company
83.Twin Restaurant Plano, LLC, a Texas limited liability company
84.Twin Restaurant JV Holding, LLC, a Delaware limited liability company
85.TPJV2, LLC, a Delaware limited liability company
86.TP GA, LLC, a Georgia limited liability company
87.Twin Restaurant JV Management, LLC, a Delaware limited liability company
88.Barbeque Integrated, Inc., a Delaware corporation
89.Smokey Bones, LLC, a Florida limited liability company
90.GMR of Pennsylvania - SB Properties, LLC, a Florida limited liability company
91.Integrated Card Solution, LLC, a Virginia limited liability company